Exhibit 10.9












                        GRAPHIC PACKAGING
                      EQUITY INCENTIVE PLAN









                      Amended and Restated,
                    Effective March 1, 2001

























                        TABLE OF CONTENTS

                                                            Page

Section 1 - Introduction                                     1

   1.1 Introduction                                          1
   1.2 Purposes                                              1
   1.3 Effective Date                                        1

Section 2 - Definitions                                      1

   2.1 Definitions                                           1
   2.2 Gender and Number                                     3

Section 3 - Plan Administration                              3

Section 4 - Stock Subject to the Plan                        3

   4.1 Number of Shares                                      3
   4.2 Other Shares of Stock                                 4
   4.3 Adjustments for Stock Split, Stock Dividend, Etc      4
   4.4 Other Distributions and Changes in the Stock          4
   4.5 General Adjustment Rules                              4
   4.6 Determination by the Committee, Etc                   5

Section 5 - Reorganization or Liquidation                    5

Section 6 - Participation                                    6

   6.1 In General                                            6
   6.2 Restriction on Award Grants to Certain Individuals    6
   6.3 General Restrictions on Awards                        6

Section 7 - Stock Option                                     6

   7.1 Grant of Stock Options                                6
   7.2 Stock Option Certificates                             7
   7.3 Restrictions on Incentive Options                     10
   7.4 Shareholder Privileges                                10

Section 8 - Restricted Stock Awards                          10

   8.1 Grant of Restricted Stock Awards                      10
   8.2 Restrictions                                          10
   8.3 Privileges of a Stockholder, Transferability          11
   8.4 Enforcement of Restrictions                           11

Section 9 - Purchase of Stock                                11

   9.1 General                                               11
   9.2 Other Terms                                           11

Section 10 - Stock Units                                     11

   10.1 Grant                                                11
   10.2 Election Under Phantom Equity Plan                   11

Section 11 - Other Common Stock Grants                       12

Section 12 - Change in Control                               12

   12.1 In General                                           12
   12.2 Limitation on Payments                               12
   12.3 Definition                                           12

Section 13 - Rights of Employees; Participants               13

   13.1 Employment                                           13
   13.2 Nontransferability                                   13
   13.3 No Plan Funding                                      13

Section 14 - General Restrictions                            13

   14.1 Investment Representations                           13
   14.2 Compliance with Securities Laws                      13
   14.3 Changes in Accounting Rules                          14

Section 15 - Other Employee Benefits                         14

Section 16 - Plan Amendment, Modification and Termination... 14

Section 17 - Withholding                                     15

   17.1 Withholding Requirement                              15
   17.2 Withholding With Stock                               15

Section 18 - Company Right To Purchase Stock                 15

   18.1 Right of First Refusal                               15
   18.2 Marking of Certificates                              16

Section 19 - Requirements of Law                             16

   19.1 Requirements of Law                                  16
   19.2 Federal Securities Law Requirements                  16
   19.3 Governing Law                                        16

Section 20 - Duration of the Plan                            16




                                     Amended as of March 1, 2001

                        GRAPHIC PACKAGING
                      EQUITY INCENTIVE PLAN


                            Section 1

                          Introduction

         1.1 Introduction. Graphic Packaging International Corporation, a Colorado corporation hereinafter referred to, together with its Affiliated Corporations (as defined in subsection 2.1(a)) as the "Company" except where the context otherwise requires, previously established the Graphic Packaging Equity Incentive Plan (the "Plan") for certain employees of the Company. The Plan, which permits the grant of stock options and restricted stock awards to certain employees of the Company, was effective August 12, 1992 and was previously amended and restated effective November 11, 1992, October 20, 1994, February 14, 1995, November 14, 1995, and May 13, 1997. Pursuant to the power granted in Section 16, the Company hereby further amends and
restates the Plan in its entirety, effective March   , 2001.

         1.2 Purposes. The purposes of the Plan are to provide the employees selected for participation in the Plan with added incentives to continue in the service of the Company and to create in such employees a more direct interest in the future success of the operations of the Company by relating incentive compensation to the achievement of long-term corporate economic objectives, so that the income of the employees is more closely aligned with the income of the Company's shareholders. The Plan is also designed to attract employees and to retain and motivate participating employees by providing an opportunity for invest-ment in the Company.

         1.3 Effective Date. The original effective date of the Plan (the "Effective Date") was August 12, 1992. This Plan, each amendment to the Plan, and each option or other award granted hereunder is conditioned on and shall be of no force or effect until approval of the Plan by the holders of the shares of voting stock of the Company unless the Company, on the advice of counsel, determines that shareholder approval is not necessary.

                            Section 2

                           Definitions

         2.1 Definitions. The following terms shall have the meanings set forth below:

            (a) "Affiliated Corporation" means any corporation or other entity (including but not limited to a partnership) that is affiliated with Graphic Packaging International Corpora-tion through stock ownership or otherwise and is treated as a common employer under the provisions of Sections 414(b) and (c) of the Code, or is a parent or subsidiary of the Company as defined in Section 424 of the Code, or is designated as an Affiliated Corporation by the Board.

            (b) "Award"  means  an  Option,  a  Restricted  Stock
Award issued hereunder, a grant of Stock made hereunder, an offer to purchase Stock made hereunder, or Stock Units granted here-under.

            (c) "Board" means the Board of Directors of the Company.

            (d) "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

            (e) "Committee" means a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. Members of the Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board.

            (f) "Effective Date" means the original effective date of the Plan, August 12, 1992.

            (g) "Eligible Employees" means those employees (including, without limitation, officers and directors who are also employees) of the Company or any division thereof, upon whose judgment, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of their business.

            (h) "Fair Market Value" means the average of the highest and lowest prices of the Stock as reported on the New York Stock Exchange ("NYSE") on a particular date. If there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions. If the price of the Stock is not reported on NYSE, the Fair Market Value of the Stock on the particular date shall be as determined by the Committee using a reference comparable to the NYSE system. If, upon exercise of an Option, the exercise price is paid by a broker's transaction as provided in section 7.2(g)(ii)(D), Fair Market Value, for purposes of the exercise, shall be the price at which the Stock is sold by the broker.

            (i) "Incentive Option" means an Option designated as such and granted in accordance with Section 422 of the Code.

            (j) "Non-Qualified Option" means any Option other than an Incentive Option.

            (k) "Option" means a right to purchase Stock at a stated price for a specified period of time. Options granted under the Plan shall be either Incentive Options or Non-Qualified
Options.

            (l) "Option Price" means the price at which shares of Stock subject to an Option may be purchased, determined in accordance with subsection 7.2(b) and 7.3(b).

            (m) "Participant"    means   an   Eligible   Employee
designated by the Committee from time to time during the term of the Plan to receive one or more of the Awards provided under the Plan.

            (n) "Restricted Stock Award" means an award of Stock granted to a Participant pursuant to Section 8 that is subject to certain restrictions imposed in accordance with the provisions of such Section.

            (o) "Stock" means the $0.01 par value common stock of the Company.

            (p) "Stock Unit" means a measurement component equal to the Fair Market Value of one share of Stock on the date for which a determination is made pursuant to the provisions of this Plan.

         2.2   Gender and Number.   Except  when otherwise  indi-
cated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                            Section 3

                       Plan Administration

         The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the participants from among the Eligible Employees, determine the Awards to be made pursuant to the Plan, the number of Stock Units or shares of Stock to be issued thereunder and the time at which such Awards are to be made, fix the Option Price, period and manner in which an Option becomes exercisable, establish the duration and nature of Restricted Stock Award restrictions, establish the terms and conditions applicable to Stock Units, establish the terms and conditions on which an offer to purchase Stock will be made, and establish such other terms and requirements of the various compensation incentives under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

                            Section 4

                    Stock Subject to the Plan

         4.1 Number of Shares. For each calendar year from and including the calendar year beginning January 1, 2002, a number of shares of Stock equal to the amount of two percent (2%) of the total number of issued and outstanding shares of Stock as of December 31 of the calendar year immediately preceding such year shall become available for issuance under the Plan. In addition:
(i) any unused portion of the shares of Stock remaining from those available as of December 31, 2001; (ii) any shares of Stock available pursuant to Section 4.2; and (iii) any unused portion of the two percent (2%) limit for any calendar year shall be added to the aggregate number of shares of Stock available for issuance in each calendar year under the Plan. Out of the total number of shares of Stock available for issuance in any calendar year for the grant of Awards, no more than ten percent (10%) of such shares of Stock may be granted under Awards other than Options. In no event, except as subject to adjustment as provided in Sections 4.3 and 4.4, shall more than 1,000,000 shares of Stock be cumulatively available for issuance pursuant to the exercise of Incentive Options. This authorization may be increased from time to time by approval of the Board and by the shareholders of the Company if, in the opinion of counsel for the Company, shareholder approval is required. Shares of Stock that may be issued upon exercise of Options, that are issued as Restricted Stock Awards, that are purchased under the Plan, that are issued with respect to Stock Units, and that are issued as incentive compensation under the Plan shall be applied to reduce the maximum number of shares of Stock remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Options or Stock Units are outstanding retain as authorized and unissued Stock at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

         4.2 Other Shares of Stock. Any shares of Stock that are subject to an Option that expires or for any reason is terminated unexercised, any shares of Stock that are subject to an Award (other than an Option) and that are forfeited and any shares of Stock withheld for the payment of taxes or received by the Company as payment of the exercise price of an Option, shall automatically become available for use under the Plan.

         4.3 Adjustments for Stock Split, Stock Dividend, Etc.
If the  Company  shall  at  any  time  increase  or decrease  the number of its outstanding shares of Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, con-solidation, combination, spin-off, reclassification, or recap-italization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the shares of Stock under Section 4.1 as to which Awards may be granted under the Plan and (ii) the shares of the Stock then included in each outstanding Award granted hereunder.

         4.4 Other Distributions and Changes in the Stock. If

            (a) the Company shall at any time distribute with respect to the Stock assets or securities of persons other than the Company (excluding cash or distributions referred to in Section 4.3),

            (b) the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company, or

            (c) there shall be any other change (except as described in Section 4.3), in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that the event described in subsection (a), (b), or (c) above equitably requires an adjustment in the number or kind of shares subject to an Option or other Award, an adjustment in the Option Price, or an adjustment in the number of shares under Section 4.1 or the taking of any other action by the Committee, including without limitation, the setting aside of any property for delivery to the Participant upon the exercise of an Option or the full vesting of an Award, then such adjustments shall be made, or other action shall be taken, by the Committee and shall be effective for all purposes of the Plan and on each outstanding Option or Award that involves the particular type of stock for which a change was effected. Notwithstanding the foregoing provisions of this
Section 4.4, pursuant to Section 8.3 below, a Participant holding Stock received as a Restricted Stock Award shall have the right to receive all amounts, including cash and property of any kind, distributed with respect to the Stock upon the Participant's becoming a holder of record of the Stock.

         4.5 General Adjustment Rules. No adjustment or substitu-tion provided for in this Section 4 shall require the Company to sell a fractional share of Stock under any Option, or other-wise issue a fractional share of Stock, and the total substitution or adjustment with respect to each Option and other Award shall be limited by deleting any fractional share. In the case of any such substitution or adjustment, the total Option Price for the shares of Stock then subject to the Option shall remain unchanged but the Option Price per share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed, and appropriate adjustments shall be made to other Awards to reflect any such substitution or adjustment. Any adjustments to Incentive Options shall comply with the require-ments of Section 424 of the Code.

         4.6 Determination  by  the  Committee, Etc.  Adjustments
under  this  Section   4  shall  be  made by the Committee, whose
determinations with regard thereto shall be final and binding upon all parties thereto.

                            Section 5

                  Reorganization or Liquidation

          If the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if all or substantially all of the assets or more than fifty percent (50%) of the outstanding voting stock of the Company is acquired by any other corporation, business entity or person, or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code), including a divisive reorganization under Section 355 of the Code, or liquidation of the Company, and if the provisions of Section 12 do not apply, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall, as to the Plan and outstanding Options and other Awards, either (i) make appropriate provision for the adoption and continuation of the Plan or a similar plan by the acquiring or successor corporation or by the corporation that employs the Participant following the reorganization and for the protection of any such outstanding Options and other Awards by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable with respect to the Stock, provided that no additional benefits shall be conferred upon the Participants holding such Options and other Awards as a result of such substitution, and the excess of the aggregate Fair Market Value of the shares subject to the Options immediately after such substitution over the Option Price thereof is not more than the excess of the aggregate Fair Market Value of the shares subject to such Options immediately before such substitution over the Option Price thereof, or (ii) upon written notice to the Participants, provide that all unexercised Options must be exercised within a specified number of days of the date of such notice or they will be terminated. In the latter event, the Committee shall accelerate the exercise dates of outstanding Options and accelerate the restriction period and modify the performance requirements for any outstanding Awards so that all Options and Awards become fully vested or payable prior to any such event. The Committee may, in its sole discretion, establish a date by which outstanding Options must be exercised prior to reorganization, or establish periods during which Options may not be exercised, in order to comply with corporate or securities law or to facilitate the orderly administration of the Plan.

                            Section 6

                          Participation

         6.1 In General. Participants in the Plan shall be those Eligible Employees who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation and development of the Company or an Affiliated Corporation, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee, and receipt of one such Award shall not result in automatic receipt of any other Award. Upon determination by the Committee that an Award is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

         6.2 Restriction on Award Grants to Certain Individuals. Notwithstanding the foregoing provisions of Section 6.1, the Committee shall not grant any Award to any lineal descendant of Adolph Coors, Jr. without first consulting with tax counsel for the Company as to the effect of such grant on the status of the Company as a "personal holding company" within the meaning of
Section 542 of the Code.

         6.3 General Restrictions on Awards. Awards covering no more than 600,000 shares of Stock may be granted to any Participant under this Plan during any calendar year, beginning with the 1997 calendar year. The number of shares set forth in the preceding sentence shall be adjusted to reflect changes in the capital of the Company in accordance with the provisions of
Section 4.3 and 4.4. To the extent required by Section 162(m) of the Code, shares of Stock subject to Awards which are canceled or which are otherwise adjusted as provided in Section 162(m) of the Code shall continue to be counted against the foregoing.

                            Section 7

                          Stock Options

         7.1 Grant of Stock Options. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Options. The Committee in its sole dis-cretion shall designate whether an Option is an Incentive Option or a Non-Qualified Option. The Committee may grant both an Incentive Option and a Non-Qualified Option to an Eligible Employee at the same time or at different times. Incentive Options and Non-Qualified Options, whether granted at the same time or at different times, shall be deemed to have been awarded in separate grants and shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares of Stock for which any other Option may be exercised, except as provided in subsection 7.2(j). An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

         7.2 Stock Option Certificates. Each Option granted under the Plan shall be evidenced by a written stock option certifi-cate. A stock option certificate shall be issued by the Company in the name of the Participant to whom the Option is granted (the "Option Holder") and shall incorporate and conform to the conditions set forth in this Section 7.2.

            (a) Number of Shares.   Each stock option certificate
shall state that it covers a specified number of shares of the Stock, as determined by the Committee.

            (b) Price. The price at which each share of Stock covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the stock option certifi-cate, but in no event shall the price be less than 100 percent of the Fair Market Value of the Stock on the date the Option is granted.

            (c) Duration of Options: Restrictions on Exercise. Each stock option certificate shall state the period of time, determined by the Committee, within which the Option may be exercised by the Option Holder (the "Option Period"), and shall also set forth any installment or other restrictions on Option exercise during such period, if any, as may be determined by the Committee. The Option Period for Incentive Options must end, in all cases, not more than 10 years from the date the Incentive Option is granted.

            (d) Termination of Employment, Death, Disability, Etc. The Committee may, at the time of grant of an Option, specify the
period  during  which  the   Option  may  be  exercised following
termination of employment. The Committee may amend an Option previously granted to an Option Holder to extend the period during which the Option may be exercised following termination of employment. The effect of this subsection 7.2(d) shall be limited to determining the consequences of a termination and nothing in this subsection 7.2(d) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any person's employment or other relationship
with  the  Company.   If  the  Committee  does  not so specify at
the time of the grant of an Option or does not subsequently amend the Option, the following shall apply:

                 (i)  If the employment  of  the Option Holder is
terminated within the Option Period for cause, as determined by the Company, the Option shall thereafter be void for all purposes.
As  used  in   this  subsection  7.2(d),  "cause" shall mean,  as
determined  by   the  Company,  a   violation  of  the  Company's
established policies and procedures or a breach of the Option Holder's fiduciary duty to the Company, provided that the effect of this subsection 7.2(d) shall be limited to determining the consequences of a termination and that nothing in this subsection 7.2(d) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any employee.

                 (ii) If the Option Holder retires from employ-ment by the Company or its affiliates during the Option Period pursuant to the Company's Retirement Plan, the Option may be exercised by the Option Holder, or in the case of death by the persons specified in subsection (iii) of this subsection 7.2(d), during the remainder of the Option Period; provided, however, that the Committee may, in its sole discretion, at the time of the Option Holder's retirement, require that the Option be exercised within such shorter period as may be speci-fied by the Committee, which in no event shall be less than three months (provided that such exercise must occur within the Option Period). The foregoing sentence shall apply only to Options granted under the Plan on or after February 13, 1996. The provisions of the Plan in effect prior to such date shall apply to Options granted prior to such date. If the Option Holder becomes disabled (as determined pursuant to the Company's Long-Term Disability Plan), the Option may be exercised by the Option Holder, or in the case of death by the persons specified in subsection (iii) of this subsection 7.2(d), within thirty-six months following his or her disability (provided that such exercise must occur within the Option Period). In any of the foregoing cases, the Option may be exercised only within the applicable time period specified above and only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's termination of employ-ment.

                 (iii) If the Option Holder dies during the Option Period while still employed or within the three-month period referred to in (iv) below, or within the applicable period referred to in (ii) above, the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution within fifteen months follow-ing the Option Holder's death (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's death.

                 (iv) If the employment of the Option Holder by the Company is terminated (which for this purpose means that the Option Holder is no longer employed by the Company or by an Affiliated Corporation) within the Option Period for any reason other than cause, retirement pursuant to the Company's Retire-ment Plan, disability or the Option Holder's death, the Option may be exercised by the Option Holder within three months follow-ing the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of termination of employment.

            (e) Transferability. Each Option shall not be trans-ferable by the Option Holder except by will or pursuant to the laws of descent and distribution, and such Option shall be exer-cisable during the Option Holder's lifetime only by him or her, or in the event of disability or incapacity, by his or her guardian or legal representative. Notwithstanding the foregoing to the contrary, at the Committee's discretion, an Option may permit the transfer of such Option, other than an Incentive Option, by the recipient thereof, subject to such terms, condi-tions and limitations prescribed by the Committee, and the applicable transferee of such Option shall be treated under the Plan and any agreement covering such Option as the Parti-cipant for purposes of any exercise of such Option.

            (f) Agreement to Continue in Employment. Each Option Holder agrees to remain in the employment of the Company, at the pleasure of the Company, for a continuous period of at least one year after the date of such stock option agreement, at the salary rate in effect on the date of such agreement or at such changed rate as may be fixed, from time to time, by the Company.

            (g)  Exercise, Payments, Etc.

                 (i) The method for exercising the Option granted therein shall be by delivery to the Corporate Secretary of the Company a written notice specifying the number of shares with respect to which such Option is exercised and payment of the Option Price. Such notice shall be in a form satisfactory to the Committee and shall specify the particular Option (or portion thereof) that is being exercised and the number of shares with respect to which the Option is being exercised. The exercise of the Stock Option shall be deemed effective upon receipt of such notice by the Corporate Secretary and payment to the Company. If requested by the Company, such notice shall contain the Option Holder's representation that he or she is purchasing the Stock for investment purposes only and his or her agreement not to sell any Stock so purchased in any manner that is in violation of the Securities Act of 1933, as amended, or any applicable state law. Such restrictions, or notice thereof, shall be placed on the certificates representing the Stock so purchased. The purchase of such Stock shall take place at the principal offices of the Company upon delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods or any combination of the methods set forth in (ii) below. A properly executed certificate or certificates representing the Stock shall be issued by the Company and delivered to the Option Holder. If shares of Stock are used to pay all or part of the exercise price, an additional certificate shall be issued by the Company and delivered to the Option Holder representing the additional shares, in excess of the Option Price, to which the Option Holder is entitled as a result of the exercise of the Option.

                 (ii) The exercise price shall be paid by any of the following methods or any combination of the following methods:

                    (A) in cash;

                    (B) by certified or cashier's check payable to the order of the Company;

                    (C) by delivery to the Company of a written statement of attestation, in such form as may be prescribed for this purpose by the Committee, signed by the Option Holder and certifying that the Option Holder is electing to use a specified number of shares of Stock then owned by the Option Holder to pay the purchase price of the Stock purchased pursuant to the Option and that the Option Holder is electing to have issued to him or her the additional shares of Stock, in excess of the Option Price, to which the Option Holder is entitled as a result of the exercise of the Option; provided, however, that no shares of Stock owned by an Option Holder may be used for this purpose unless such Stock has been held by the Option Holder for more than six months; for purposes of this Plan, the Fair Market Value of any shares of Stock designated by an Option Holder as payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date; the exercise date shall be the day of delivery of the certificate of attesta-tion with respect to the shares of Stock used as payment of the Option Price; or

                    (D) by delivery to the Company of a properly executed notice of exercise together with irrevocable instruc-tions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder necessary to pay the exercise price.

            (h) Date of Grant. An option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

            (i) Notice of Sale of Stock: Withholding. Upon exercise of the Option, the Option Holder shall make appro-
priate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws, including payment of such taxes through delivery of shares of Stock or by withholding Stock to be issued under the Option, as provided in
Section 18.

            (j) Issuance of Additional Option. If an Option Holder pays all or any portion of the exercise price of a sub-stituted Option with Stock, or pays all or any portion of the applicable withholding taxes with respect to the exercise of a substituted Option with Stock that has been held by the Option Holder for more than a period, not shorter than six months, to be determined by the Committee, the Committee may, in its sole discretion, grant to such Option Holder a new Option covering the number of shares of Stock used to pay such exercise price and/or withholding tax. The new Option shall have an Option Price per share equal to the Fair Market Value of a share of Stock on the date of the exercise of the substituted Option and shall have the same terms and provisions as the substituted Option, except as otherwise determined by the Committee in its sole discretion.

         7.3  Restrictions on Incentive Options.

            (a) Initial Exercise. The aggregate Fair Market Value of the shares of Stock with respect to which Incentive Options are exercisable for the first time by an Option Holder in any calendar year, under this Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the shares of Stock shall be determined as of the date of grant of the Incentive Option.

             (b) Ten Percent Shareholders. Incentive Options granted to an Option Holder who is the holder of record of ten percent (10%) or more of the outstanding Stock of the Company shall have an Option Price equal to 110 percent (110%) of the Fair Market Value of the shares of Stock on the date of grant of the Option and the Option Period for any such Option shall not exceed five years.

         7.4 Shareholder Privileges. No Option Holder shall have any rights as a shareholder with respect to any shares of Stock covered by an Option until the Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, except as provided in
Section 4.

                            Section 8

                     Restricted Stock Awards

         8.1 Grant of Restricted Stock Awards. Coincident with or following designation for participation in the Plan, the Committee may grant a Participant one or more Restricted Stock Awards consisting of shares of Stock. The number of shares granted as a Restricted Stock Award shall be determined by the Committee.

         8.2 Restrictions. A Participant's right to retain a Restricted Stock Award granted to him under Section 8.1 shall be subject to such restrictions, including but not limited to his continuous employment by the Company or an Affiliated Corporation for a restriction period specified by the Committee or the attainment of specified performance goals and objec-tives, as may be established by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of employment or different performance goals and objectives with respect to different Participants, to dif-ferent Restricted Stock Awards or to separate, designated por-tions of the Stock shares constituting a Restricted Stock Award. In the event of the death or disability (as defined in subsection 7.2(d)) of a Participant, or the retirement of a Participant in accordance with the Company's established retirement policy, all employment period and other restrictions applicable to Restricted Stock Awards then held by him shall lapse with respect to a pro rata part of each such Award based on the ratio between the number of full months of employment completed at the time of termination of employment from the grant of each Award to the total number of months of employment required for such Award to be fully nonforfeitable, and such portion of each such Award shall become fully nonforfeitable. The remaining portion of each such Award shall be forfeited and shall be immediately returned to the Company. In the event of a Participant's termi-nation of employment for any other reason, any Restricted Stock Awards as to which the employment period or other restrictions have not been satisfied (or waived or accelerated as provided herein) shall be forfeited, and all shares of Stock related thereto shall be immediately returned to the Company.

         8.3 Privileges of a Stockholder, Transferability. A Participant shall have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him as a Restricted Stock Award under this Section 8 upon his becoming the holder of record of such Stock; provided, however, that the Participant's right to sell, encumber, or otherwise transfer such Stock shall be subject to the limi-tations of Section 13.2 and Section 18.

         8.4 Enforcement of Restrictions. The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restric-tions provided by Sections 8.2 and 8.3 and, in addition, may in its sole discretion require one or more of the following methods of enforcing the restrictions referred in Sections 8.2 and 8.3:

            (a) Requiring the Participant to keep the Stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

            (b) Requiring  that  the  Stock  certificates,   duly
endorsed, be held in the custody of a third party while the restrictions remain in effect.

                            Section 9

                        Purchase of Stock

         9.1 General. From time to time the Company may make an offer to certain Participants, designated by the Committee in its sole discretion, to purchase Stock from the Company. The number of shares of Stock offered by the Company to each selected Participant shall be determined by the Committee in its sole discretion. The purchase price for the Stock shall be the Fair Market Value of the Stock on the date the Stock is purchased. The Participants who accept the Company's offer shall purchase the Stock at the time designated by the Committee. The purchase shall be on such additional terms and conditions as may be determined by the Committee in its sole discretion.

         9.2 Other Terms. The Committee may, in its sole discretion, grant Options, Restricted Stock, Stock Units, or any combination thereof, on terms and conditions determined by the Committee, in its sole discretion, to the Participants who purchase Stock pursuant to Section 9.1.

                           Section 10

                           Stock Units

         10.1 Grant. A Participant may be granted a number of Stock Units determined by the Committee. The number of shares of Stock Units, the goals and objectives to be satisfied with respect to each grant of Stock Units, the time and manner of payment for each Stock Unit, and the other terms and conditions applicable to a grant of Stock Units shall be determined by the Committee.

         10.2 Election Under Phantom Equity Plan. A Participant who makes the election provided for in Section 17.4 of the Company's Phantom Equity Plan to receive payment for his interest under the Company's Phantom Equity Plan in shares of Stock shall receive a grant of a number of Stock Units calculated pursuant to
Section 17.4 of the Company's Phantom Equity Plan. The number of Stock Units so determined shall be credited to a bookkeeping account in the Participant's name on the books of the Company. A number of shares of Stock equal to the number of Stock Units credited to the Participant shall be transferred to the Participant at the times and in the manner (lump sum or installments) specified in Section 17.4 of the Phantom Equity Plan and as otherwise provided under the Phantom Equity Plan.

                           Section 11

                    Other Common Stock Grants

         From time to time during the duration of this Plan, the Board may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may acquire shares of Stock, whether by purchase, outright grant, or otherwise. Any such arrangements shall be subject to the general provisions of this Plan and all shares of Stock issued pursuant to such arrangements shall be issued under this Plan.

                           Section 12

                        Change in Control

         12.1  In  General.   Upon a change  in  control  of  the
Company (which for this purpose means Graphic Packaging International Corporation) as defined in Section 12.3, then (a) all Options shall become immediately exercisable in full during the remaining term thereof, and shall remain so, whether or not the Participants to whom such Options have been granted remain employees of the Company or an Affiliated Corporation; (b) all restrictions with respect to outstanding Restricted Stock Awards shall immediately lapse; and (c) all Stock Units shall become immediately payable.

         12.2  Limitation on Payments.  If the provisions of this
Section 12 would result in the receipt by any Participant of a payment within the meaning of Section 280G of the Code and the regulations promulgated thereunder and if the receipt of such payment by any Participant would, in the opinion of independent tax counsel of recognized standing selected by the Company, result in the payment by such Participant of any excise tax provided for in Sections 280G and 4999 of the Code, then the amount of such payment shall be reduced to the extent required, in the opinion of independent tax counsel, to prevent the imposition of such excise tax; provided, however, that the Committee, in its sole discretion, may authorize the payment of all or any portion of the amount of such reduction to the Participant.

         12.3 Definition. For purposes of the Plan, a "change in control" shall mean any of the following:

            (i) The acquisition of or the ownership of fifty percent or more of the total Stock of the Company then issued and outstanding, by any person, or group of affiliated persons, or entities not affiliated with the Company as of the Effective Date of this Plan, without the consent of the Board, or

            (ii) The  election  of   individuals  constituting  a
majority of the Board who were not either (A) members of the Board prior to the election or (B) recommended to the share-holders by management of the Company, or

            (iii) A legally binding and final vote of the share-holders of the Company in favor of selling all or substantially all of the assets of the Company.

                           Section 13

                Rights of Employees; Participants

         13.1 Employment. Nothing contained in the Plan or in any Option, Restricted Stock Award or Stock Unit granted under the Plan shall confer upon any Participant any right with respect to the continuation of his employment by the Company or any Affiliated Corporation, or interfere in any way with the right of the Company or any Affiliated Corporation, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Option, Restricted Stock Award or Stock Unit. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of employment shall be determined by the Committee at the time.

         13.2 Nontransferability. Except as may be specifically authorized by the Committee in accordance with the provisions of subsection 7.2(e), no right or interest of any Participant in an Option, a Restricted Stock Award (prior to the completion of the restriction period applicable thereto), or a Stock Unit, granted pursuant to the Plan, shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant's death, a Participant's rights and interests in Options, Restricted Stock Awards and Stock Units shall, to the extent provided in Sections 7, 8, 9, and 11, be transferable by will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant's legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

         13.3 No Plan Funding. Obligations to Participants under the Plan will not be funded, trusteed, insured or secured in any manner. The Participants under the Plan shall have no security interest in any assets of the Company or any Affiliated Corporation, and shall be only general creditors of the Company.

                           Section 14

                      General Restrictions

         14.1 Investment Representations. The Company may require any person to whom an Option, Restricted Stock Award, Stock Unit, or Stock is granted, or to whom Stock is sold, as a condition of exercising such Option, or receiving such Restricted Stock Award, Stock Unit, or Stock, or purchasing such Stock, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws.

         14.2 Compliance with Securities Laws. Each Option, Restricted Stock Award, Stock Unit, and Stock grant or purchase shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Option, Restricted Stock Award, Stock Unit, or Stock grant or purchase upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option, Restricted Stock Award, Stock Unit, Stock grant or purchase may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

         14.3 Changes in Accounting Rules. Notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options, Restricted Stock Awards or Stock Units shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options, outstanding Restricted Stock Awards, and outstanding Stock Units as to which the applicable employment or other restrictions have not been satisfied.

                           Section 15

                     Other Employee Benefits

         The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option, the sale of shares received upon such exercise, the vesting of any Restricted Stock Award, distributions with respect to Stock Units, or the grant or purchase of Stock shall not constitute
"earnings" or "compensation" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

                           Section 16

          Plan Amendment, Modification and Termination

         The  Board may at any time terminate, and from  time  to
time  may  amend  or modify the Plan provided, however,  that  no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that shareholder approval is otherwise necessary or desirable.

         No amendment, modification or termination of the Plan shall in any manner adversely affect any Options, Restricted Stock Awards, Stock Units, or Stock theretofore granted under the Plan, without the consent of the Participant holding such Options, Restricted Stock Awards, Stock Units, or Stock.

         The Committee may amend or modify, in any manner, any Award granted under the Plan to any Participant; provided that no amendment or modification may adversely affect the Award without the consent of the Participant holding the Award.

                           Section 17

                           Withholding

         17.1 Withholding Requirement. The Company's obligations to deliver shares of Stock upon the exercise of any Option, the vesting of any Restricted Stock Award, payment with respect to Stock Units, or the grant of Stock shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

         17.2 Withholding With Stock. At the time the Committee grants an Option, Restricted Stock Award, Stock Unit, or Stock, it may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing to transfer to the Company, or to have the Company withhold from shares otherwise issuable to the Participant, shares of Stock having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. All elections shall be subject to the approval or disapproval of the Committee. The value of shares of Stock to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Any such elections by Participants to have shares of Stock withheld for this purpose will be subject to the following restrictions:

            (a) All elections must be made prior to the Tax Date.

            (b) All elections shall be irrevocable.

            (c) If the Participant is an officer or director of the Company within the meaning of Section 16 of the 1934 Act ("Section 16"), the Participant must satisfy the requirements of such Section 16 and any applicable Rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

                           Section 18

                 Company Right To Purchase Stock

         18.1 Right of First Refusal.

            (a) In the event of the death of a Participant, or if a Participant at any time proposes to transfer any of the Stock acquired pursuant to the Plan to a third party, the Participant (or his personal representative or estate, as the case may be) shall make a written offer (the "Offer") to sell all of the Stock acquired pursuant to the Plan then owned by the Participant (or thereafter acquired by the Participant's estate or personal representative pursuant to any Award hereunder) to the Company at the "purchase price" as hereinafter defined. The Company shall have the right to elect to purchase all (but not less than all) of the shares of Stock. The Company shall have the right to elect to purchase the shares of Stock for a period of ten days after the receipt by the Company of the Offer. In all cases, the purchase price for the Stock shall be determined pursuant to subsection 18.1(d).

            (b) The Company shall exercise its right to purchase the Stock by giving written notice of its exercise to the Participant (or his personal representative or estate, as the case may be). If the Company elects to purchase the Stock, payment for the shares of Stock shall be made in full by Company check. Any such payments shall be made within ten days after the election to purchase has been exercised.

            (c) If the Stock is not purchased pursuant to the foregoing provisions, the shares of Stock may be transferred by the Participant to the proposed transferee named in the Offer to the Company, in the case of a proposed sale to a third party. However, if such transfer is not made within 120 days following the termination of the Company's right to purchase, a new offer must be made to the Company before the Participant can transfer any portion of his shares and the provisions of this Section 18 shall again apply to such transfer. In the event that the Company's right of first refusal under this Section 18 is created by an event other than a proposed transfer to a third party, the shares of Stock shall remain subject to the provisions of this
Section 18 in the  hands of the registered owner of the Stock.

            (d) The purchase price for each share of Stock purchased by the Company pursuant to this Section 18 shall be equal to the Fair Market Value of the Stock on the date the Company receives the Offer under subsection 18.1(a).

         18.2   Marking   of   Certificates.   Each   certificate
representing shares of Stock acquired pursuant to this Plan shall bear the following legend:

          The  shares  of  stock  represented  by  this
          Certificate are subject to all the  terms  of
          the  Graphic Packaging Equity Incentive Plan,
          as  the Plan may be amended from time to time
          (the   "Plan")  and  to  the   terms   of   a
          [Non-Qualified  Option Agreement]  [Incentive
          Option    Agreement]    [Restricted     Stock
          Agreement] [Stock Purchase Agreement] between
          the   Company   and   the  Participant   (the
          "Agreement").   Copies of the  Plan  and  the
          Agreement  are on file at the office  of  the
          Company.   The Plan and the Agreement,  among
          other things, limit the right of the Owner to transfer the shares represented hereby and provides that in certain circumstances the shares may be purchased by the Company.

                           Section 19

                       Requirements of Law

         19.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

         19.2 Federal Securities Law Requirements. If a Participant is an officer or director of the Company within the meaning of Section 16, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the 1934 Act, to qualify the Award for any exception from the provisions of Section 16(b) of the 1934 Act available under that Rule. Such conditions shall be set forth in the agreement with the Participant which describes the Award.

         19.3   Governing  Law.   The  Plan  and  all  agreements
hereunder shall be construed in accordance with and governed by the laws of the State of Colorado.

                           Section 20

                      Duration of the Plan.

         The Plan shall terminate at such time as may be determined by the Board of Directors, and no Option, Restricted Stock Award, Stock Unit, or Stock shall be granted, or offer to purchase Stock made, after such termination, provided, however, that no Incentive Options may be issued under the Plan after January 1, 2007. Options, Restricted Stock Awards, and Stock Units outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions, or paid, in accordance with their terms.


ATTEST:                       	     GRAPHIC PACKAGING
                              	     INTERNATIONAL CORPORATION


__________________________           By: _______________________



Dated: ___________________